UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 8, 2006
                                                 ------------------
                      PETMED EXPRESS, INC.
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     (Exact name of registrant as specified in its charter)

          Florida                000-28827       65-0680967
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)

   1441 S.W. 29th Avenue, Pompano Beach, Florida      33069
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    (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code  (954) 979-5995
                                                   ----------------

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  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01 Regulation FD Disclosure

Item 8.01 Other Events

      On November 8, 2006, PetMed Express, Inc. issued a press release announcing that the Board of Directors of PetMed Express, Inc. has approved a share repurchase program of up to $20 million, effective immediately. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions at the Company's discretion, subject to market conditions and other factors, in accordance with Securities and Exchange Commission requirements. There can be no assurances as to the precise number of shares that will be repurchased under the share repurchase program, and the Company may discontinue the share repurchase program at any time subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will either be cancelled or held in the Company's treasury. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

          99.1 Press release issued by PetMed Express, Inc. on
               November 8, 2006


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PETMED EXPRESS, INC.

Date:  November 8, 2006          By:/s/ Menderes Akdag
                                    -----------------------------
                                    Menderes Akdag,
                                    Chief Executive Officer and President

                                 By:/s/ Bruce S. Rosenbloom
                                    ------------------------------
                                    Bruce S. Rosenbloom,
                                    Chief Financial Officer








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                          EXHIBIT INDEX

Exhibit No.                Description


99.1 Press release issued by PetMed Express, Inc. on November 8, 2006

















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